SCHEDULE OF COMPUTATION OF
                 TOTAL RETURN INFORMATION FOR THE STOCK ACCOUNT
                 ----------------------------------------------



                                January 1, 1998         January 1, 1994      January 1, 1989
                                      to                      to                   to
                               December 31, 1998       December 31, 1998    December 31, 1998
                               -----------------       -----------------    -----------------
Hypothetical initial               $1,000.00               $1,000.00            $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)             $138.0174                $69.9425              $36.7376

At end of period (B)               $169.6722               $169.6722             $169.6722

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                 $1,229.35               $2,425.88             $4,618.49

Cumulative rate of total
return = ((EV/P)-1)  x  100           22.94%                 142.59%               361.85%

Number of years
in period (n)                              1                       5                    10

                       n
Net change factor (1+T)
= EV/P                               1.22935                 2.42588               4.61849

Average annual compound
rate of total return (T)              22.94%                  19.39%                16.53%


                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE CREF GROWTH ACCOUNT
              ----------------------------------------------------

                              January 1, 1998        56 months (April 29, 1994
                                    to              commencement of operations
                              December 31, 1998        to December 31, 1998)
                              -----------------        --------------------

Hypothetical initial              $1,000.00                  $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)             $56.9039                   $24.9508

At end of period (B)               $75.6171                   $75.6171

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                $1,328.86                  $3,030.65

Cumulative rate of total
return = ((EV/P)-1)  x  100           32.89%                    203.06%

Number of years
in period (n)                             1                       4.67


                        n
Net change factor (1+T)
= EV/P                              1.32886                    3.03065

Average annual compound
rate of total return (T)              32.89%                     26.78%

                           SCHEDULE OF COMPUTATION OF
           TOTAL RETURN INFORMATION FOR THE CREF EQUITY INDEX ACCOUNT
           ----------------------------------------------------------


                               January 1, 1998       56 months (April 29, 1994
                                     to             commencement of operations
                              December 31, 1998        to December 31, 1998)
                              -----------------        --------------------

Hypothetical initial              $1,000.00                  $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)             $56.1911                   $25.0380

At end of period (B)               $69.7430                   $69.7430

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                $1,241.18                  $2,785.49

Cumulative rate of total
return = ((EV/P)-1)  x  100           24.12%                    178.55%

Number of years
in period (n)                             1                       4.67
                       n
Net change factor (1+T)
= EV/P                              1.24118                    2.78549

Average annual compound
rate of total return (T)              24.12%                     24.52%

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE CREF INFLATION LINKED BOND ACCOUNT
       -------------------------------------------------------------------

                               January 1, 1998        20 months (May 1, 1997
                                      to            commencement of operations
                              December 31, 1998        to December 31, 1998)
                              -----------------        ---------------------

Hypothetical initial              $1,000.00                  $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)             $26.1184                   $25.4607

At end of period (B)               $27.0278                   $27.0278

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                $1,034.82                  $1,061.55

Cumulative rate of total
return = ((EV/P)-1)  x  100            3.48%                      6.15%

Number of years
in period (n)                             1                       1.67
                        n
Net change factor (1+T)
= EV/P                              1.03482                    1.06155

Average annual compound
rate of total return (T)               3.48%                      3.65%

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE BOND MARKET ACCOUNT
              ----------------------------------------------------

                                January 1, 1998         January 1, 1994     106 months (From March 1, 1990
                                      to                      to               commencement of operations
                               December 31, 1998       December 31, 1998         to December 31, 1998)
                               -----------------       -----------------         ---------------------
Hypothetical initial                $1,000.00               $1,000.00                    $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)               $48.2146                $37.7303                     $25.0000

At end of period (B)                 $52.3634                $52.3634                     $52.3634

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                  $1,086.05               $1,387.83                    $2,094.54

Cumulative rate of total
return = ((EV/P)-1)  x  100             8.60%                  38.78%                      109.45%

Number of years
in period (n)                               1                       5                         8.83

                       n
Net change factor (1+T)
= EV/P                                1.08605                 1.38783                      2.09454

Average annual compound
rate of total return (T)                8.61%                   6.77%                        8.73%



                                               SCHEDULE OF COMPUTATION OF
                                 TOTAL RETURN INFORMATION FOR THE SOCIAL CHOICE ACCOUNT
                                 ------------------------------------------------------

                                January 1, 1998         January 1, 1994     106 months (From March 1, 1990
                                      to                      to             commencement of operations
                               December 31, 1998       December 31, 1998        to December 31, 1998)
                               -----------------       -----------------        ---------------------
Hypothetical initial               $1,000.00               $1,000.00                    $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)              $73.0161                $39.6802                     $25.0000

At end of period (B)                $86.6053                $86.6053                     $86.6053

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                 $1,186.11               $2,182.58                    $3,464.21

Cumulative rate of total
return = ((EV/P)-1)  x  100            18.61%                 118.26%                      246.42%

Number of years
in period (n)                              1                       5                         8.83
                       n
Net change factor (1+T)
= EV/P                               1.18611                 2.18258                      3.46421

Average annual compound
rate of total return (T)               18.61%                  16.89%                       15.10%


                           SCHEDULE OF COMPUTATION OF
            TOTAL RETURN INFORMATION FOR THE GLOBAL EQUITIES ACCOUNT
            --------------------------------------------------------

                                January 1, 1998         January 1, 1994      80 months (From May 1, 1992
                                      to                      to             commencement of operations
                               December 31, 1998       December 31, 1998        to December 31, 1998)
                               -----------------       -----------------        ---------------------
Hypothetical initial               $1,000.00               $1,000.00                    $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)              $59.9731                $35.9364                     $25.8725

At end of period (B)                $71.1149                $71.1149                     $71.1149

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                 $1,185.78               $1,978.91                    $2,748.67

Cumulative rate of total
return = ((EV/P)-1)  x  100            18.58%                 97.89%                      174.87%

Number of years
in period (n)                              1                       5                         6.67
                        n
Net change factor (1+T)
= EV/P                               1.18578                 1.97891                      2.74867

Average annual compound
rate of total return (T)               18.58%                  14.63%                       16.38%


                           SCHEDULE OF COMPUTATION OF
                  SEVEN-DAY YIELDS FOR THE MONEY MARKET ACCOUNT
                  ---------------------------------------------

                                                                Seven-Day Period
                                                                      Ended
                                                               December 31, 1998
                                                               -----------------
Initial value of a hypothetical pre-existing
account with a balance of one Accumulation
Unit at the beginning of base period (A)                          $18.3304896378

Value of same account  (excluding capital
gains and losses) at end of the seven-day
period (B)                                                        $18,3479978033
                                                                  --------------

Net change in account value (C) = B - A                            $0.0175081655

Base period Return:  Net change in account
value divided by the beginning account
value = C/A                                                         0.0009551390
                                                                    ============

Net Annualized Current Yield = C/A x (365/7) x 100                         4.98%
                                     ==== =    ===                         ====

                                               365/7
Net Annualized Effective Yield = (1 + C/A)      - 1                        5.10%
                                                                           ====

                           SCHEDULE OF COMPUTATION OF
                  THIRTY-DAY YIELD FOR THE BOND MARKET ACCOUNT
                  --------------------------------------------

                                                              Thirty-Day Period
                                                                     Ended
                                                              December 31, 1998
                                                              -----------------

Total interest income earned during the period  (a)         $14,780,901.63

Total expenses incurred during the period  (b)                 $769,630.52

Average daily number of units outstanding during             57,312,062.07 units
the period  (c)

Unit value at end of period  (d)                                     52.3634

                              (a-b)   6
Thirty-day yield =          ---+1          -1     * 2                5.67%
                              (c*d)